March 22, 1996





United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re: Registration Statement on Form S-8 ("Form S-8") for Equitable Resources, Inc.

Gentlemen:

      Equitable Resources, Inc. (the "Company"), hereby transmits the following:

      1. Registration Statement on Form S-8 covering 500,000 shares of the Company's Common Stock, no par value, together with all exhibits (bearing signatures in typed form throughout) to register shares issuable under the Equitable Resources, Inc. Employee Stock Purchase Plan.

      2. The registration fee in the amount of $5,000 was calculated pursuant to Rule 457(h) based on the average of the high and low prices as reported for the Company's Common Stock in the consolidated reporting system on March 15, 1996. This amount was transferred this date to the Securities and Exchange Commission's lockbox (Account No. 910-8739) at Mellon Bank, N.A., Pittsburgh, Pennsylvania.

      If you have any questions or comments concerning this filing or the matters referred to above, please do not hesitate to contact the undersigned at
(412) 553-5727.

                          Very truly yours,



                            /s/ELLIOT GILL
                               Elliot Gill
                          Senior Securities Attorney
sc8covltr

      As filed with the  Securities  and  Exchange  Commission  on March 22,
1996


                                               Registration No.


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                          EQUITABLE RESOURCES, INC.
           (Exact name of registrant as specified in its charter)


         Pennsylvania                                   25-0464690
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)

420 Boulevard of the Allies, Pittsburgh, Pennsylvania      15219
(Address of Principal Executive Office)                  (Zip Code)

                          Equitable Resources, Inc.
                        Employee Stock Purchase Plan
                          (Full title of the Plan)

        A. Mark Abramovic, Vice President and Chief Financial Officer
         420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219
                   (Name and address of agent for service)

                   Telephone number, including area code,
                    of agent for service:  (412) 553-5700


                       CALCULATION OF REGISTRATION FEE

=================-------------------------------------------=============

    Title of      Amount to     Proposed        Proposed      Amount of
   securities        be         maximum         maximum     registration
to be registered registered  offering price     aggregate        fee
                               per share        offer-
                                               ing price
=========================================================================
Common Stock
   (No Par        500,000        $29.00*      $14,500,000       $5,000
    Value)        shares
=========================================================================

      *Estimated solely for the purpose of calculating the registration fee; computed on the basis of the price at which securities of the same class were sold on March 15, 1996, pursuant to Rule 457(h).

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             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




Item 3.  DOCUMENTS INCORPORATED BY REFERENCE


      The following documents filed with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

      (1)  The Annual Report on Form 10-K for the year ended December 31, 1994.

      (2) Proxy Statement for the Company's Annual Meeting of Shareholders held May 26, 1995.

      (3) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

      (4)  Form 10-Q/A for the quarter ended June 30, 1995.

      (5) Description of the Company's Common Stock set forth in the Prospectus contained in the Company's Registration Statement on Form S-3, Registration No. 33-49905, filed August 4, 1993, and Pre-Effective Amendment to said Registration Statement filed August 25, 1993.


      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


Item 5.  LEGAL MATTERS

      Certain legal matters in connection with the sale of the shares of Common Stock offered hereby will be passed upon for the Company by Augustine A. Mazzei, Jr., Esq., employed by the Company as its Senior Vice President and Chief Legal Officer. On March 15, 1996, Mr. Mazzei beneficially owned 13,357 shares of the Company's Common Stock and held options to purchase an additional 68,500 shares of Common Stock.

         EXPERTS

      The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "PBCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such persons is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

      PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:


      (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

      (2)  if such a quorum is not  obtainable,  or if obtainable and a majority
           vote  of  a  quorum  of  disinterested   directors  so  directs,   by
           independent legal counsel in a written opinion; or

      (3)  by the shareholders.

      Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

      PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise by any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      Article IV of the By-Laws of the Registrant provides that the Directors, officers, agents and employees of the Registrant shall be indemnified as of right to the fullest extent now or hereafter not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Registrant or otherwise) arising out of their service to the Registrant or to another enterprise at the request of the Registrant.

      PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

      Article IV of the By-Laws of the Registrant provides that the Registrant may purchase and maintain insurance to protect itself and any Director, officer, agent or employee entitled to indemnification under Article IV against any liability asserted against such person and incurred by such person in respect of the service of such person to the Registrant whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of Article IV.

      The Registrant maintains directors' and officers' liability insurance covering its Directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Under this insurance, the Registrant may receive reimbursement for amounts as to which the Directors and officers are indemnified by the Registrant under the foregoing By-Law indemnification provision. Such insurance also provides certain additional coverage for the Directors and officers against certain liabilities even though such liabilities may not be covered by the foregoing By-Law indemnification provision.

      As permitted by PBCL Section 1713, the Articles and the By-Laws of the Registrant provide that no Director shall be personally liable for monetary damages for any action taken, or failure to take any action, unless such Director's breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a Director pursuant to any criminal statute or the liability of a Director for the payment of taxes pursuant to Federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a Director acted in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a Director owes to the corporation, provides that a Director stands in a fiduciary relation to the corporation and must perform his duties as a Director or as a member of any committee of the Board in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

      In June, 1987, the Registrant entered into a separate Indemnity Agreement with each of its then Directors and officers. These Indemnity Agreements provide a contractual right to indemnification against expenses and liabilities (subject to certain limitations and exceptions) and a contractual right to advancement of expenses, and contain additional provisions regarding the determination of entitlement, settlement of proceedings, insurance, rights of contribution, and other matters.


Item 8.  EXHIBITS

         Number Description


         23.1 Consent of Ernst & Young LLP, independent auditors, filed herewith.




Item 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:


         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

============================================================================

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                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on March 21, 1996.


                                               EQUITABLE RESOURCES, INC.
                                               (Registrant)



                                               By   FREDERICK H. ABREW
                                                    Frederick H. Abrew
                                                    President and Chief
                                                      Executive Officer



                           POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints FREDERICK H. ABREW, A. MARK ABRAMOVIC and AUGUSTINE A. MAZZEI, JR., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 21, 1996:


              Signature                             Title


        /s/FREDERICK H. ABREW        President and Chief Executive Officer
        Frederick H. Abrew


        /s/A. MARK ABRAMOVIC         Vice President and Chief Financial Officer
          A. Mark Abramovic


    /s/AUGUSTINE  A. MAZZEI, JR.     Senior Vice President and Chief
      Augustine A. Mazzei, Jr.         Legal Officer


           /s/DAN C. EATON           Vice President - Strategic and
            Dan C. Eaton               Financial Planning
                                       (Chief Accounting Officer)



                                          Director
          Merle E. Gilliand


      /s/E. LAWRENCE KEYES, JR.          Director
       E. Lawrence Keyes, Jr.


      /s/THOMAS A. MCCONOMY               Director
         Thomas A. McConomy


      /s/MALCOLM M. PRINE                 Director
          Malcolm M. Prine


      /s/DAVID S. SHAPIRA                 Director
          David S. Shapira


      /s/BARBARA BOYLE SULLIVAN           Director
       Barbara Boyle Sullivan


      /s/J. MICHAEL TALBERT               Director
          J. Michael Talbert

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                                                                  EXHIBIT 23.1




                      CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Equitable Resources, Inc. Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated February 13, 1995, with respect to the consolidated financial statements and schedules of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                    /S/Ernst & Young  LLP





Pittsburgh, Pennsylvania
March 22, 1996





eg\sc\ex23.1